Exhibit 10.2

SUPPLEMENT

to the

Loan and Security Agreement

dated as of June 15, 2023

among

BEYOND AIR, INC. (“Borrower”)

and

AVENUE CAPITAL MANAGEMENT II, L.P.,

a Delaware limited partnership,

as administrative agent and collateral agent (in such capacity “Agent”)

and

AVENUE VENTURE OPPORTUNITIES FUND, L.P.,

a Delaware limited partnership (“Avenue”),

as a lender

and

AVENUE VENTURE OPPORTUNITIES FUND, L.P. II,

a Delaware limited partnership (“Avenue 2”), as a lender

(together with Avenue 2, each a “Lender” and collectively, “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of June 15, 2023 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 - Additional Definitions:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Attribution Parties” means the Lenders (together with the Lenders’ Affiliates, and any other Persons acting as a group together with the Lenders or any of the Lenders’ Affiliates). For purposes of this definition, “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

“Cash Equivalents” means short term liquid investments of the type described in, and maintained by the Borrower in accordance with, the Borrower’s investment policy as approved by the Borrower’s Board of Directors from time to time.

“Commitment” means, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lenders’ commitment to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000), with Seven Million Dollars ($7,000,000) funded by Avenue and Ten Million Five Hundred Thousand Dollars ($10,500,000) funded by Avenue 2 on the Closing Date; Ten Million Dollars ($10,000,000) to be funded between April 1, 2024 and September 30, 2024 subject to the conditions in Section 1(a)(i) of Part 2 (“Tranche 2”); and up to Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “Additional Availability Amount”) to be funded by each of Avenue and Avenue 2 as Borrower and Lenders may mutually agree after April 1, 2024; provided that, as of the Closing Date, the Additional Availability Amount shall not be considered, and is not, committed hereunder by Lenders.

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the greater of (A) the Prime Rate plus three and three-quarters of one percent (3.75%) and (B) twelve percent (12.00%). Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

“Excluded Issuances” means, in each case (a) issuances of shares of common stock or other securities (including upon exercise of options, vesting of restricted stock awards, or settlement of restricted stock units) to directors, advisors, employees, or consultants of the Borrower or any of its subsidiaries (i) pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan, or other similar compensatory agreement or arrangement approved by the Borrower’s Board of Directors, a duly authorized committee thereof, or the governing body of the applicable subsidiary or (ii) outside of the Borrower’s equity incentive plan in accordance with Nasdaq Listing Rule 5635(c)(4) or its successor thereto, (b) issuances of shares of common stock issuable upon exercise of the Warrants issued in connection with the Loan and Security Agreement, (c) issuances of shares of common stock or other securities of the Borrower upon the exercise, settlement or conversion of any securities outstanding as of the date hereof, (d) issuances of shares of common stock or other securities issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers, strategic partners, financial advisors or investment banks of the Borrower) relating to the operation of the Borrower’s business and not for the primary purpose of raising equity capital, (ii) as acquisition consideration in a transaction in which the Borrower, directly or indirectly, acquires another business or all or a portion of its tangible or intangible assets, or (iii) issuance of shares of common stock or other equity securities to lenders in connection with debt financings of the Borrower, in each case where such transactions have been approved by the Borrower’s Board of Directors or a duly authorized committee thereof; (e) shares of common stock or other securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Borrower obtains the use of such office space or equipment for its business; and (f) (i) an issuance by Borrower of its equity securities from time to time pursuant to that certain at-the-market equity offering sales agreement, dated as of February 4, 2022, among the Borrower, Truist Securities, Inc. and Oppenheimer & Co., Inc., or any other at-the-market offering facility that may be established in the future and (ii) an issuance by Borrower of its equity securities from time to time pursuant to that certain securities purchase agreement, dated as of May 14, 2020, between the Borrower and Lincoln Park Capital Fund, LLC, or any equity facility that may be established in the future, so long as issuances pursuant to the foregoing clauses (i) and (ii) result in less than Ten Million Dollars ($10,000,000) in the aggregate of gross proceeds to Borrower in any sixty (60) day period.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to three and one-half of one percent (3.50%) of the original Commitment amount of Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000).

“Growth Capital Loan” means any Loan requested by Borrower and funded by a Lender under its Commitment for general corporate purposes of Borrower.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the eighteenth (18th) month anniversary of the Closing Date; provided, however, that such period shall be extended for six (6) months if as of the last day of the Interest-only Period then in effect, the Borrower has fully drawn Tranche 2; and, provided, further, that such period shall be extended for an additional twelve (12) months if as of the last day of the Interest-only Period then in effect (a) the Borrower has fully drawn Tranche 2 and (b) the Borrower has achieved at least Forty Million Dollars ($40,000,000) in Product Revenue for the fiscal year ending March 31, 2025 and has provided reasonably satisfactory evidence of the same to Agent; provided, further, however, that the Interest-only Period shall not exceed thirty-six (36) months.

“Licensing and Milestone Revenue” means any payments received related to the licensing of Intellectual Property (i.e., upfront and milestone payments), determined on a consolidated basis in accordance with GAAP.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means June 1, 2027.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i) if the prepayment occurs during the period commencing on the Closing Date and ending on (but including) the one-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 3.00%;

(ii) if the prepayment occurs during the period commencing on the day immediately following the one-year anniversary of the Closing Date and ending on (but including) the two-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 2.00%;

(iii) if the prepayment occurs during the period commencing on the date immediately following the two-year anniversary of the Closing Date and ending on (but including) the three-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by 1.50%; and

(iv) if the prepayment occurs during the period commencing on the date immediately following the three-year anniversary of the Closing Date and ending on (but excluding) the Maturity Date, an amount equal to the principal amount of the Loans prepaid multiplied by 1.00%;

provided, that no Prepayment Fee shall be payable in connection with (i) any refinancing of the Loans in which Agent or any Lender participates as a lender or agent and (ii) any repayment pursuant to any scheduled amortization payment pursuant to Part 2, Section 1(c) hereof.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by JPMorgan Chase as its prime rate in effect at its principal office in the State of New York (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

“Product Revenue” means, for any month, Borrower’s and its Subsidiaries’ total revenue, for such period, derived from the sale of LungFit PH (but excluding Licensing and Milestone Revenue), determined on a consolidated basis in accordance with GAAP.

“Revenue” means, as of any date of determination, Borrower’s revenue determined in accordance with GAAP.

“SEC Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Subsequent Financing” means the closing by the Borrower after the Closing Date of the issuance and sale of the Borrower’s equity securities for cash solely for capital raising purposes. Any Excluded Issuance shall not be considered a Subsequent Financing.

“Termination Date” means the earlier of: (i) the date Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; and (ii) June 1, 2027.

“Threshold Amount” means Two Hundred Fifty Dollars ($250,000).

“Warrant” is defined in Part 2, Section 3(a) hereof.

Part 2 - Additional Covenants and Conditions:

1. Growth Capital Loan Facility.

(a) Additional Condition(s) Precedent Regarding Growth Capital Loan Commitments. In addition to the satisfaction of all of the other applicable conditions precedent specified in Sections 4.1 and 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund Tranche 2 of its Commitment of Growth Capital Loans and the Additional Availability Amount is subject to receipt by Lender of evidence that the following conditions precedent have been satisfied, as determined by Lender in its sole discretion:

(i) with respect to Tranche 2, Product Revenue for the trailing three month period measured as of the last day of the calendar month then most recently ended is not less than 85% of Product Revenue set forth in the plan delivered by the Borrower for such period and attached hereto as Annex A; and

(ii) with respect to the Additional Availability Amount, (i) Agent and Lenders have received investment committee approval and (ii) Borrower and Lenders have mutually agreed to draw and fund, respectively, such amount.

Subject to satisfaction of the conditions precedent specified in Sections 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement, Lender agrees to make Growth Capital Loans to Borrower under Lender’s Commitment from time to time from and after the Closing Date up to and including the Termination Date in an aggregate, original principal amount up to, but not exceeding, then then-unfunded portion of Lender’s Commitment.

(b) Minimum Funding Amount; Maximum Number of Borrowing Requests. Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Five Million Dollars ($5,000,000); provided, however, that the initial Growth Capital Loan shall be funded on the Closing Date in the aggregate original principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000). Borrower shall not submit a Borrowing Request more frequently than once per calendar month.

(c) Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially (or incorporate by reference to this Supplement) as follows: principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month. On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment (less any amount of the Final Payment prepaid pursuant to Part 2, Section 2(iv)(y) below in connection with any partial prepayment of the Loans) shall be due and payable.

(d) Prepayment. The Growth Capital Loans may be prepaid as provided in this Section 2 only. Borrower may prepay outstanding Growth Capital Loans in whole or in part, at any time upon no less than five (5) Business Days’ prior written notice to the Lenders, by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the outstanding principal amount of such Loans being prepaid, which such amount shall be in increments of Two Million Five Hundred Thousand Dollars ($2,500,000); (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee applicable to the principal amount of Loan being prepaid; and (iv)(x) in the case of a prepayment in full, the Final Payment (less any amount of the Final Payment prepaid pursuant to Part 2, Section 2(iv)(y) below in connection with any partial prepayment of the Loans), and (y) in the case of any partial prepayment, a portion of the Final Payment in an amount equal to three and one-half of one percent (3.50%) of the principal amount of Loans being prepaid; provided that, if a Lender has not yet exercised its rights under Section 3(d) hereof, Borrower shall provide written notice of prepayment at least five (5) Business Days in advance of the proposed prepayment date and such Lender shall have the option, with respect to the Conversion Option, to exercise its rights pursuant to Section 3(d) hereof by delivering written notice to Borrower at least two (2) Business Days in advance of the proposed prepayment date. Any notice of prepayment of the Growth Capital Loans in whole pursuant to this Section 1(d) may be revocable if such prepayment is expressly conditioned upon the consummation of a specified transaction that fails to close on the proposed prepayment date.

2. Issuance of Warrant and Right to Invest; Conversion Right.

(a) Warrant. As additional consideration for the making of its Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”).

(b) Warrant General. The Warrant shall be in form and substance reasonably satisfactory to the applicable Lender. Each party hereto hereby acknowledges and agrees that each Growth Capital Loan that is made in connection with the delivery of a Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes any Warrant delivered on the date of such Growth Capital Loan. For federal income tax purposes, pursuant to Treasury Regulations § 1.1273-2(h), the Borrower, the Agent and the Lenders acknowledge that the “issue price” of each Growth Capital Loan is 100% of the stated principal amount of such Growth Capital Loan, minus the fair market value of any Warrant delivered on the date of such Growth Capital Loan (as such fair market value is determined under such Warrant). Each of the Borrower, the Agent and the Lenders agree (i) to use the foregoing issue price and valuation for U.S. federal income tax purposes with respect to the transactions contemplated hereby, and (ii) to prepare and file all tax returns in a manner consistent with such allocation (in each case, unless otherwise required by applicable Law) and shall not to take any position that is inconsistent with the provision of this Section 5.03(h) on any tax return or in any audit (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction).

(c) Right to Invest. Borrower shall permit the Lenders to participate in Subsequent Financings in an aggregate amount of up to One Million Dollars ($1,000,000) (with respect to all such Subsequent Financings) on the same terms, conditions, and pricing offered by Borrower to other investors participating in such Subsequent Financing (if it is lawful to do so under applicable securities laws and regulations and permitted under applicable stock exchange rules without requiring stockholder approval); provided, however, (i) if the Subsequent Financing is a public offering (other than an Underwritten Offering (as defined below)) pursuant to a registration statement under the Securities Act of 1933, as amended (a “Registered Offering”), Borrower shall use commercially reasonable efforts to provide the Lenders with the opportunity to invest in such Subsequent Financing (if it is lawful to do so under applicable laws and regulations and applicable stock exchange rules without requiring stockholder approval) on the same terms, conditions and pricing afforded to other investors participating in such Subsequent Financing; and (ii) if the Subsequent Financing is an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (a “Underwritten Offering”), Borrower shall use commercially reasonable efforts to cause the underwriters for such offering to offer the Lenders an allocation of securities in such offering (if it is lawful to do so under applicable laws and regulations and applicable stock exchange rules without requiring stockholder approval), on the same terms, conditions and pricing afforded to other investors participating in such offering. Nothing herein shall require Borrower to offer to Lenders any governance rights, including a seat on Borrower’s Board of Directors, which terms may be offered to other investors at Borrower’s discretion. This Section 3I, and all rights and obligations granted hereunder, shall automatically terminate upon the earliest of (i) the eighteen (18) month anniversary of the Closing Date, (ii) such time that the Lenders have purchased One Million Dollars ($1,000,000) of Borrower’s equity securities in the aggregate pursuant to the preceding sentence in prior Subsequent Financings and (iii) the repayment in full of all Obligations (other than inchoate indemnity obligations).

(d) Conversion Right.

(i) Subject to not requiring stockholder approval under applicable stock exchange rules, the Lenders shall have the right, in their discretion, but not the obligation, at any time and from time to time, while the Loan is outstanding, to convert an amount of up to Three Million Dollars ($3,000,000) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Borrower’s common stock (the “Common Stock”) at a price per share equal to one hundred thirty percent (130.00%) of the Exercise Price set forth (and as defined) in the Warrant (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”). The Conversion Option will be exercised by such Lender delivering a written, signed conversion notice to the Borrower in accordance with this Section 3(d) which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued and (iv) a date on which the allotment and issuance of the shares is to take place (which shall be at least two (2) Business Days following the date on which such notice is given). Within sixty (60) days from the Closing Date, Borrower will prepare and file with the SEC a registration statement on Form S-3 or, if Borrower is not then eligible to register for resale securities on Form S-3, on another appropriate form of registration statement, covering the resale of all of the shares of Common Stock issuable upon a Conversion and exercise of the Warrants for an offering to be made on a continuous basis pursuant to Rule 415(a)(1)(i) (the “Resale Registration Statement”). Borrower will use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, and will use its commercially reasonable efforts to keep such Resale Registration Statement continuously effective under the Securities Act, and prepare and file prospectus supplements that includes any information previously omitted from the prospectus filed as part of the initial Resale Registration Statement and pre- and post-effective amendments as necessary, until the date that all of the shares of Common Stock issuable upon a Conversion and the exercise of the Warrants have been sold thereunder or pursuant to SEC Rule 144. Each of the Lenders agrees to furnish to Borrower and provide to Borrower such information requested by Borrower in connection with the preparation of the Resale Registration Statement and understands that such information will be relied upon by Borrower in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus and any amendments or supplements thereto. For the avoidance of doubt, the shares of Common Stock issued pursuant to the Conversion shall be unrestricted and freely tradable (i) while a registration statement covering the resale of such shares (including the Resale Registration Statement) is effective under the Securities Act or (ii) if such shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to SEC Rule 144.

(ii) The aggregate number of shares of Common Stock issuable or deliverable upon the Conversion together with the Warrant Shares (in each case, subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock) shall be capped at 19.9% of the shares of Common Stock issued and outstanding as of the date hereof (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock; the restriction set forth in this sentence, the “Issuance Limitation”). Any purported delivery of shares of Common Stock upon the Conversion will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Issuance Limitation.

(iii) Notwithstanding anything to the contrary in this Supplement or the Warrants, no shares of Common Stock will be issued or delivered upon the Conversion or exercise of the Warrants, in each case to the extent that such issuance would result in the Lenders or their Attribution Parties beneficially owning in excess of 19.9% of the then-outstanding shares of Common Stock at that time.

3. Commitment Fee. Borrower shall pay to each Lender, pro-rata in accordance with each Lender’s respective Commitment, a commitment fee in the amount of one percent (1.00%) of the total Commitment of such Lender, due and payable on the Closing Date, of which One Hundred Thousand Dollars ($100,000) has been paid by Borrower to Avenue as an advance deposit prior to the date hereof. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition, and such Lender’s pro rata share of the Commitment shall have been approved. If this condition is not satisfied, the One Hundred Thousand Dollars ($100,000) advance deposit previously paid by Borrower shall be refunded. Except as set forth in this Section 4, the Commitment Fee is not refundable.

4. Documentation Fee Payment. On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable and documented out-of-pocket attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) such Lender’s and Agent’s reasonable and documented out-of-pocket costs and filing fees related to perfection of its Liens in the Collateral in any jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

5. Borrower’s Primary Operating Account and Wire Transfer Instructions: [Redacted]

6. Debits to Account for ACH Transfers. For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 6 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement. Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account; provided, that with respect to any fees due to any Lender, such Lender shall have presented Borrower with a summary invoice therefor at least two (2) Business Days prior to debiting such fees. Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

7. Financial Covenants. Borrower at all times shall comply with the following financial covenants:

(a) Minimum Unrestricted Cash. Borrower shall at all times and tested as of the last day of each month, maintain at least Five Million Dollars ($5,000,000) in unrestricted cash held in Deposit Accounts maintained in the United States and as to which an account control agreement1 has been executed and delivered to Agent.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date, subject to any written updates of the information set forth below by Borrower to each Lender and Agent, each Borrowing Date:

a)	Its chief executive office is located at: 900 Stewart Avenue, Suite 301, Garden City, NY 11530.

b)	Its Equipment with a value in excess of $500,000 (other than Equipment (i) in transit with common carriers or in the possession of hospitals, employees, customers, development partners or vendors, in each case in the ordinary course of business, or (ii) out for repair or processing) is located at:

c)	Its Inventory with a value in excess of $500,000 (other than Inventory (i) in transit with common carriers or in the possession of hospitals, employees, customers, development partners or vendors, in each case in the ordinary course of business, or (ii) out for repair or processing) is located at:

d)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations with Collateral with a value in excess of the $500,000 (other than customer locations, including hospitals):

e)	Other than its full corporate name, Borrower conducts its business using the following trade names or fictitious business names:

f)	Its state corporation identification number is:

g)	Its U.S. federal tax identification number is:

h)	Including Borrower’s Primary Operating Account identified in Section 6 above, Borrower maintains the following Deposit Accounts and investment accounts: [Redacted]

Part 4 - Additional Loan Documents:

Form of Promissory Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”

Part 5 – Governing Law and Jurisdiction

Section 9.11 of the Loan and Security Agreement is incorporated herein, mutatis mutandis, as if fully set forth herein (provided that references therein to “this Agreement” shall be read to refer herein to “this Supplement”).

[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

BEYOND AIR, INC.

By:	/s/ Steve Lisi
Name:	Steve Lisi
Title:	Chief Executive Officer

Address for Notices:	900 Stewart Avenue, Suite 301
Garden City, New York 11530
Attn: Steve Lisi, Chief Executive Officer
Email: slisi@beyondair.net

AGENT:

AVENUE CAPITAL MANAGEMENT II, L.P.

By: Avenue Capital Management II GenPar, LLC
Its: General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email:
Phone #

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By: Avenue Venture Opportunities Partners, LLC
Its: General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email:
Phone #

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By: Avenue Venture Opportunities Partners II, LLC
Its: General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email:
Phone #

EXHIBIT “A”

FORM OF PROMISSORY NOTE2

Note No. X-XXX

$_________________	June 15, 2023

The undersigned (“Borrower”) promises to pay to the order of [AVENUE VENTURE OPPORTUNITIES FUND, L.P.][AVENUE VENTURE OPPORTUNITIES FUND II, L.P.], a Delaware limited partnership (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the greater of (A) the Prime Rate plus three and three-quarters of one percent (3.75%) and (B) twelve percent (12.00%) (the “Designated Rate”), according to the payment schedule described in the Supplement to the Loan Agreement, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Loan Agreement (as defined herein)) in accordance with Part 2, Section 1(c) of the Supplement to the Loan Agreement.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of June 15, 2023, among Borrower, Lender, the other lender party thereto and Agent (as the same has been and may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Part 2, Section 1(c) of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Part 2, Section 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest promptly on written (electronic mail being sufficient) demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

As provided in, and not in addition to, Section 2.8 of the Loan and Security Agreement, if Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2 Notes to be completed according to each Lender’s funding allocation once determined.

1

[Signature page to Promissory Note]

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

BEYOND AIR, INC.

By:
Name:	Steve Lisi
Its:	Chief Executive Officer

2

EXHIBIT “B”

FORM OF BORROWING REQUEST

June __, 2023

AVENUE CAPITAL MANAGEMENT II, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Re:	BEYOND AIR, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, June 15, 2023 (as amended, restated or supplemented from time to time, the “Loan Agreement”; the capitalized terms used herein as defined therein), among Avenue Capital Management II, L.P. (“Agent”), as administrative agent and collateral agent (in such capacity, “Agent”), Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue”), Avenue Venture Opportunities Fund II, L.P. (“Avenue 2” and together with Avenue, collectively, “Lenders”, and each a “Lender”), and Beyond Air, Inc. (“Borrower”).

The undersigned is the Chief Executive Officer of Borrower and hereby requests on behalf of Borrower a Loan under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Loan is Seventeen Million Five Hundred Thousand Dollars ($17,500,000). The Borrowing Date of the proposed Loan is June 15, 2023 (the “Borrowing Date”).

(a)	On the Borrowing Date,

(i) Avenue will wire $[_________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which $ has been paid to Avenue prior to the date hereof, (b) $[_________] in respect to the interest fee, and (c) $[_________] in respect to the legal fees for net proceeds of $[___________], and

(ii) Avenue 2 will wire $[_________] less fees and expenses to be deducted on the Borrowing Date of (a) [$___] in respect to the Commitment Fee, of which [$___] has been paid to Avenue 2 prior to the date hereof, (b) $[_________] in respect to the interest fee, and (c) $[_________] in respect to the legal fees for net proceeds of $[___________], to Borrower pursuant to the following wire instructions:

Institution Name:
Address:
ABA No.:
Contact Name:
Phone No.:
E-mail:
Account Title:
Account No.:

1

(b) On the Borrowing Date, i) Avenue will wire $[__________], and (ii) Avenue 2 will wire $[__________] to Barnes & Thornburg LLP for fees and expenses pursuant to the following wire instructions:]3

2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of Borrower contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects other than those representations and warranties expressly referring to a specific date which are true and correct in all material respects as of such date, and the conditions precedent described in Sections 4.1 and/or 4.2 of the Loan Agreement and Part 2 of the Supplement, as applicable, have been met.

3. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

4. Borrower’s most recent financial statements, financial projections or business plan as reviewed by Borrower’s Board of Directors, are enclosed herewith in the event such financial statements, financial projections or business plan have not been previously provided to Agent.

Remainder of this page intentionally left blank; signature page follows

3 To be included in the Borrowing Request on the Closing Date. The executed Borrowing Request must be delivered 2 Business Days prior to the Closing Date.

2

[Signature page to Borrowing Request]

Borrower shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

BEYOND AIR, INC.

By:
Name:	Steve Lisi
Title:	Chief Executive Officer

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE4

Avenue Venture Opportunities Fund, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Avenue Venture Opportunities Fund II, L.P.

11 West 42nd Street, 9th Floor

New York, New York 10036

Re: BEYOND AIR, INC.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated as of June 15, 2023 (as the same has been and may be supplemented, amended and modified from time to time, the “Loan Agreement,” the capitalized terms used herein as defined therein), among Avenue Capital Management II, L.P. (“Agent”), as administrative agent and collateral agent (in such capacity, “Agent”), Avenue Venture Opportunities Fund, L.P., as a lender (“Avenue”), Avenue Venture Opportunities Fund II, L.P. (“Avenue 2” and together with Avenue, collectively, “Lenders”, and each a “Lender”), and Beyond Air, Inc. (“Borrower”).

The undersigned authorized representative of Borrower hereby certifies in such capacity that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing, except as noted below, and (ii) Borrower is in compliance for the financial reporting period ending ____________________________ with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned authorized representative of Borrower further certifies in such capacity that: (a) the accompanying financial statements have been prepared in accordance with Borrower’s past practices applied on a consistent basis, or in such manner as otherwise disclosed in writing to Agent, throughout the periods indicated; and (b) the financial statements fairly present in all material respects the financial condition and operating results of Borrower and its Subsidiaries, if any, as of the dates, and for the periods, indicated therein, subject to the absence of footnotes and normal year-end audit adjustments (in the case of interim monthly financial statements), except as explained below.

Please provide the following requested information and

indicate compliance status by circling (or otherwise indicating) Yes/No under “Included/Complies”:

REPORTING REQUIREMENT	REQUIRED	INCLUDED/COMPLIES

Balance Sheet, Income Statement & Cash Flow Statement	Monthly, within 30 days	YES / NO / N/A

Operating Budgets, 409(A) Valuations & Updated Capitalization Tables	As modified	YES / NO / N/A

Annual Financial Statements	Annually, within 180 day of fiscal year-end	YES / NO / N/A

Board Packages	As modified	YES / NO / N/A

Date of most recent Board-approved budget/plan

Any change in budget/plan since version most recently delivered to Agent
If Yes, please attach		YES / NO / N/A

Date of most recent capitalization table: ____________________

Any changes in capitalization table since version most recently delivered to Agent?:		YES / NO / N/A
If Yes, please attach a copy of latest capitalization table

4 NTD: To be reviewed once relevant provisions in the LSA are finalized.

1

FINANCIAL COVENANTS	REQUIRED	ACTUAL	INCLUDED/COMPLIES

Minimum Unrestricted Cash	$5,000,000	$___________	YES / NO / N/A

EQUITY & CONVERTIBLE NOTE FINANCINGS

Please provide the following information (if applicable) regarding Borrower’s most-recent equity and/or convertible note financing each time this Certificate is delivered to Agent

Date of Last Round Raised: _____________
Has there been any new financing since the last Compliance Certificate submitted?	YES / NO
If “YES” please attach a copy of the Capitalization Table

Date Closed: ______________ Series: _________ Per Share Price: $_________________
Amount Raised: _______________ Post Money Valuation: _____________

Any stock splits since date of last report?	YES / NO
If yes, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report?	YES / NO
If yes, please provide any information on dividends which would affect valuation:

Any unusual terms? (i.e., Anti-dilution, multiple preference, etc.)	YES / NO
If yes, please explain:

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, it maintains only those deposit and investment accounts set forth below; and (ii) to the extent required by Section 6.11 of the Loan Agreement, a control agreement has been executed and delivered to Agent with respect to each such account [Note: If Borrower has established any new account(s) since the date of the last compliance certificate, please so indicate].

2

Deposit Accounts5

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)	[_______]	[_______]	YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)	None		YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, tangible Collateral is located at the addresses set forth below; and (ii) to the extent required by Section 5.9(e) of the Loan Agreement, a Waiver has been executed and delivered to Agent, or such Waiver has been waived by Agent, [Note: If Borrower has located Collateral at any new location since the date of the last compliance certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?

1.)		$	YES / NO	YES / NO	YES / NO

2.)		$	YES / NO	YES / NO	YES / NO

3.)		$	YES / NO	YES / NO	YES / NO

4.)		$	YES / NO	YES / NO	YES / NO

5 Company: Please complete with existing accounts.

3

SUBSIDIARIES AND OTHER PERSONS

Pursuant to Section 6.14(a) of the Loan Agreement, Borrower represents and warrants that: (i) as of the date hereof, it has directly or indirectly acquired or created, or it intends to directly or indirectly acquire or create, each Subsidiary or other Person described below; and (ii) such Subsidiary or Person has been made a co-borrower under the Loan Agreement or a guarantor of the Obligations [Note: If Borrower has acquired or created any Subsidiary since the date of the last compliance certificate, please so indicate].

	Name:	Jurisdiction of formation or organization:[6]	Co-borrower or guarantor?	Complies?	New Subsidiary or Person?

1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

EXPLANATIONS

[Remainder of this page intentionally left blank; signature page follows]

6 Under the “Explanations” heading (see below) please include a description of such Subsidiary’s or Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary if such information has not been previously furnished to Agent.

4

[Signature page to Compliance Certificate]

Very truly yours,

BEYOND AIR, INC.

By:
Name:
Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.